[EXHIBIT 23.1]

[LOGO] WEINBERG & COMPANY, P.A.
       ----------------------------
       CERTIFIED PUBLIC ACCOUNTANTS






         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 2003 relating to the December 31, 2002 financial statements, which appears in Print Data Corp.'s Annual Report on Form 10-KSB for the year ended December 31, 2002.


                                       /s/ Weinberg & Company. P.A.

                                       Weinberg & Company, P.A.
                                       Certified Public Accountants
Boca Raton, Florida
August 11, 2003
















    Town Executive Center                           Watt Plaza
6100 Glades Road * Suite 314             1875 Century Park East * Suite 600
  Boca Raton, Florida 33434               Los Angeles, California 90067
  Telephone: (561) 487-5765                 Telephone: (310) 407-5450
  Facsimile: (561) 487-5766                 Facsimile: (310) 407-5451


                        Website: www.cpaweinberg.com
   American Institute of CPA's\Division for CPA Firms SEC Practice Section